Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

January 11, 2010

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, NY 10006

Re:	The NASDAQ OMX Group, Inc.
Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special counsel to The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Equity Securities”), in one or more series; (iii) senior or subordinated debt securities, which may be issued in one or more series (the “Debt Securities”), under the Indenture (the “Indenture”), proposed to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement; (iv) warrants to purchase Equity Securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (the “Warrant Agreements”), to be entered into by the Company and a warrant agent named therein (the “Warrant Agent”); (v) fractional shares of the Company’s Preferred Stock or Common Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into by the Company and a bank or trust company named therein; (vi) purchase contracts obligating the Company to buy or sell Equity Securities or Depository Shares from or to the holder (the “Purchase Contracts”), which may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”), to be entered into by the Company and a purchase contract agent named therein (the “Purchase Contract Agent”); (vii) units consisting of a combination of two or

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more of the above securities to be issued under one or more unit agreements (the “Units”) proposed to be entered into by the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”) and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Purchase Contracts, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iii)	the By-Laws of the Company, as certified by the Secretary of the Company (the “By-Laws”);

(iv)	the form of Indenture between the Company and Trustee;

(v)	certain resolutions adopted by the Board of Directors relating to the registration of the Offered Securities and related matters; and

(vi)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, which is filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements,

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certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, have been duly organized and are validly existing in good standing, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Purchase Contract Agreements or Unit Agreements, and that such choice is a valid and legal provision. We have assumed that the Indenture, any supplemental indenture to the Indenture, the Warrant Agreements, Purchase Contract Agreements and Unit Agreements will be duly authorized, executed and delivered by the Trustee, Warrant Agents, Purchase Contract Agents or Unit Agents, as the case may be, and, in the case of the Indenture, in substantially the form reviewed by us, and that any Debt Securities, Warrants, Purchase Contracts or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, any Warrant Agent, Purchase Contract Agent or Unit Agent, as the case may be. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indentures thereto, the Offered Securities, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations,

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validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Purchase Contracts or Units), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”),

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when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Purchase Contracts or Units), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3. With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized,

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executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or the settlement of any Purchase Contracts or Units), when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm

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commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Offered Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered

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Depositary Shares and related matters; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Depositary Agent; (vi) the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly issued and sold in the applicable form filed as an exhibit to the Registration Statement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (vii) the Preferred Stock or Common Stock relating to such Offered Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (viii) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preferred Stock or Common Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, the Offered Depositary Shares (including any Depositary Shares duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and the Offered Securities for which the Offered Purchase Contracts may be settled, and related matters; (v) the terms of the Offered Purchase Contracts and of their issuance and

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sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; and (vi) the applicable Offered Purchase Contracts, in the form to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, countersigned and delivered upon payment of the due consideration therefor, the Offered Purchase Contracts (including any Purchase Contracts duly issued upon due conversion, exchange or exercise of any Warrants or Debt Securities), when issued and sold or otherwise distributed in accordance with the applicable Purchase Contract Agreement, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

7. With respect to any Units offered by the Company (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and the Offered Securities for which the Offered Units may be settled and related matters; (v) the terms of the Offered Units and the related Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vi) any Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing) included in such Offered Units have been duly issued and paid for in the

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manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Units, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, countersigned and delivered upon payment of the due consideration therefor, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP